Exhibit 21.1

Elandia, Inc. Subsidiaries

AST Telecom, LLC, a Delaware limited liability company

Brocker Technology Group (NZ) Limited, a New Zealand limited liability company

Datec Fiji Limited, a Republic of the Fiji Islands limited liability company

Generic Technology Limited, a New Zealand limited liability company

Network Services Limited, a Republic of the Fiji Islands limited liability company

Datec Vanuatu Limited, a Republic of Vanuatu limited liability company

Datec Solomon Islands Limited, a Solomon Islands company

Datec (Tonga) Limited, a Kingdom of Tonga limited liability company

Datec Investments Limited, a New Zealand limited liability company

Mobile Technology Solutions Limited, a New Zealand limited liability company

Datec Samoa Limited, an Independent State of Samoa limited liability company

Datec Australia Pty Limited, an Australia limited liability company

Datec PNG Pty Limited, a Papua New Guinea limited liability company

Datec Queensland Limited, an Australia limited liability company